UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2004

CIT GROUP INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (IRS Employer Identification No.)

1 CIT Drive Livingston, New Jersey 07039 (Address of registrant’s principal executive office)

Registrant’s telephone number, including area code (973) 740-5000

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Slides from presentation by management to investors at CIT’s Investor Day conference on June 9, 2004.

Item 9. Regulation FD Disclosure.

This Current Report on Form 8-K includes as an exhibit the slides from a presentation that will be given by management at CIT’s Investor Day conference on June 9, 2004. All amounts in the presentation are at or for the period ending March 31, 2004, unless otherwise noted. A live webcast of the presentation, in addition to the accompanying slides, will be available at http://ir.cit.com on June 9, 2003 at 8:30 a.m. Eastern Daylight Time. A replay of the live webcast will be archived at the same web address from Wednesday, June 9, 2004 at approximately 6:00 p.m. EDT until 11:59 p.m. on June 30, 2004. The slides from the presentation are attached as Exhibit 99.1. Those slides are furnished pursuant to Item 9 and the information contained in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in Exhibit 99.1 shall not be deemed to be incorporated by reference into CIT’s filings under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ William J. Taylor William J. Taylor Executive Vice President and Controller (Principal Accounting Officer)

Dated: June 9, 2004 .